Exhibit 99.1

BD Contacts:

Monique N. Dolecki, Investor Relations

201-847-5378

Monique_Dolecki@bd.com

Abigail Cardona

201-847-4605

Abigail_Cardona@bd.com

CareFusion Contacts:

Media: Kristen Cardillo

(858) 617-2317

kristen.cardillo@carefusion.com

Investors: Tristan Ribar

(858) 617-1476

tristan.ribar@carefusion.com

CAREFUSION STOCKHOLDERS APPROVE PROPOSED MERGER WITH BECTON, DICKINSON

Franklin Lakes, NJ and San Diego, CA (January 21, 2015) – Becton, Dickinson and Company (NYSE: BDX) (“BD”) and CareFusion Corporation (NYSE: CFN) (“CareFusion”) today announced the results of the CareFusion special meeting of stockholders, held on January 21, 2015, for CareFusion stockholders to consider and vote upon the proposed merger of CareFusion and BD. CareFusion stockholders approved the definitive merger agreement and the merger transaction, with approximately 76% of shares outstanding cast in favor of the proposal.

As previously announced on October 5, 2014, BD and CareFusion entered into a definitive agreement pursuant to which BD would acquire CareFusion in a stock and cash transaction. CareFusion stockholder approval was a condition to the merger. The proposed acquisition remains subject to certain other conditions and approvals, including approval of the proposed acquisition by the European Commission under the European Union Merger Regulation.

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Forward-Looking Statements

This communication contains certain estimates and other forward-looking statements (as defined under Federal securities laws). Forward looking statements generally are accompanied by words such as “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the estimated or anticipated future results of BD, and of the combined company following BD’s proposed acquisition of CareFusion, the anticipated benefits of the proposed combination, including estimated synergies, the expected timing of completion of the transaction and other statements that are not historical facts. These statements are based on the current expectations of BD and CareFusion management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding BD and CareFusion’s respective businesses and the proposed acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the ability of the parties to successfully close the proposed acquisition, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; the outcome of any legal proceedings related to the proposed merger; access to available financing for the refinancing of BD’s or CareFusion’s debt on a timely basis and reasonable terms; the ability to market and sell CareFusion’s products in new markets, including the ability to obtain necessary regulatory product registrations and clearances; the loss of key senior management or other associates; the anticipated demand for BD’s and CareFusion’s products, including the risk of future reductions in government healthcare funding, changes in reimbursement rates or changes in healthcare practices that could result in lower utilization rates or pricing pressures; the impact of competition in the medical device industry; the risks of fluctuations in interest or foreign currency exchange rates; product liability claims; difficulties inherent in product development, including the timing or outcome of product development efforts, the ability to obtain regulatory approvals and clearances and the timing and market success of product launches; risks relating to fluctuations in the cost and availability of raw materials and other sourced products and the ability to maintain favorable supplier arrangements and relationships; successful compliance with governmental regulations applicable to BD, CareFusion and the combined company; changes in regional, national or foreign economic conditions; uncertainties of litigation, as well as other factors discussed in BD’s and CareFusion’s respective filings with the Securities Exchange Commission (SEC). BD and CareFusion do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.